Exhibit 99.2

February 26, 2025

HISTORICAL FINANCIAL INFORMATION – BASIS OF PRESENTATION

TKO Transaction

On September 12, 2023, World Wrestling Entertainment, Inc. ("WWE") and Endeavor Group Holdings, Inc. ("Endeavor") consummated the combination of the Ultimate Fighting Championship ("UFC") and WWE businesses (the "business combination") under the newly formed company, TKO Group Holdings, Inc. (the "Company").

Purpose of Historical Financial Information

The presentation of the historical information provided herein for periods prior to October 1, 2023 is for illustrative purposes only and is intended to facilitate an understanding of UFC's and WWE’s historical operating results prior to the consummation of the business combination.

The financial information provided herein for periods prior to October 1, 2023 is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the business combination had occurred on January 1, 2022, nor is it indicative of future results of the combined Company. The financial information does not include any pro forma or other adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved by the business combination.

Reporting Segments

In conjunction with the combination of UFC and WWE, the Company evaluated its segment presentation and, beginning with the fiscal period as of and for the quarter ended September 30, 2023, the Company reports under two business segments (UFC and WWE). In addition, the Company reports the results for the "Corporate" group.

•
UFC

The UFC segment reflects the business operations of UFC, the world’s premier mixed martial arts organization. Revenue principally consists of media rights fees associated with the distribution of its programming content; ticket sales and site fees associated with the business’s global live events; sponsorships; and consumer product licensing agreements of UFC branded products.

•
WWE

The WWE segment reflects the business operations of WWE, the recognized global leader in sports entertainment. Revenue principally consists of media rights fees associated with the distribution of its programming content; ticket sales and site fees associated with the business’s global live events; sponsorships; and consumer product licensing agreements of WWE branded products.

•
Corporate

Corporate reflects operations not allocated to the UFC or WWE segments and primarily consists of general and administrative expenses. These expenses largely relate to corporate activities, including information technology, facilities, legal, human resources, finance, accounting, treasury, investor relations, corporate communications, community relations and compensation to TKO’s management and board of directors, which support both reportable segments. Corporate expenses also include service fees paid by the Company to Endeavor under a services agreement, inclusive of fees paid for revenue producing services related to the segments.

Rounding

Information presented herein may not sum down or across due to minor rounding differences.

TKO Group Holdings, Inc.(1)

REVENUES – BUSINESS SEGMENT DETAIL

($ in millions; Unaudited)

	2022				2023				2024				Full Year
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2022	2023	2024
Revenues:
UFC
Media rights and content	$186.7	$199.3	$235.5	$172.9	$224.1	$211.7	$266.7	$168.1	$214.5	$250.6	$216.3	$198.0	$794.4	$870.6	$879.4
Live events	23.2	17.4	39.2	45.5	31.4	32.4	51.9	52.3	35.3	69.1	51.4	64.6	125.3	167.9	220.4
Sponsorship	36.3	39.0	51.6	39.9	38.0	46.2	63.8	48.3	48.6	61.7	74.0	67.1	166.8	196.3	251.4
Consumer product licensing	13.4	12.4	14.4	13.4	13.2	14.9	15.1	14.1	14.6	13.0	13.2	14.2	53.6	57.4	55.0
Total UFC	$259.6	$268.1	$340.7	$271.7	$306.7	$305.2	$397.5	$282.8	$313.0	$394.4	$354.9	$343.9	$1,140.1	$1,292.2	$1,406.2
Growth % (y/y)					18%	14%	17%	4%	2%	29%	(11%)	22%		13%	9%

WWE(2)
Media rights and content	$208.0	$225.2	$219.8	$219.1	$210.1	$249.8	$210.8	$212.2	$221.1	$260.7	$227.4	$156.3	$872.1	$882.9	$865.5
Live events	77.5	39.6	34.1	72.3	31.8	109.3	39.0	82.3	50.2	144.1	51.1	93.1	223.5	262.4	338.5
Sponsorship	15.9	19.3	14.3	12.3	16.4	23.4	14.1	15.4	13.8	24.7	21.7	22.8	61.8	69.3	83.0
Consumer product licensing	32.0	44.1	36.4	21.6	39.3	27.8	23.4	21.3	31.6	27.3	26.1	26.1	134.1	111.8	111.1
Total WWE	$333.4	$328.2	$304.6	$325.3	$297.6	$410.3	$287.3	$331.2	$316.7	$456.8	$326.3	$298.3	$1,291.5	$1,326.4	$1,398.1
Growth % (y/y)					(11%)	25%	(6%)	2%	6%	11%	14%	(10%)		3%	5%

Total TKO								$614.0	$629.7	$851.2	$681.2	$642.2			$2,804.3

(1)
The information herein for the periods prior to October 1, 2023 is for illustrative purposes based on the historical financial information of UFC and WWE.
(2)
Under the legacy business segment financial reporting for WWE, revenue associated with certain large-scale international events was allocated principally to the Media segment. Within the Media segment, revenue was recorded within Other and, to a lesser extent, within Advertising and Sponsorship. The Company has reclassified this revenue to Live Events. This reclassification has no impact on total revenue for the WWE segment.

TKO Group Holdings, Inc.(1)

ADJUSTED EBITDA – SEGMENT DETAIL

($ in millions; Unaudited)

	2022				2023				2024				Full Year
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2022	2023	2024
Adjusted EBITDA(2):
UFC	$161.7	$160.3	$204.5	$154.1	$186.3	$188.2	$238.3	$142.9	$195.1	$231.9	$195.6	$178.4	$680.6	$755.7	$801.0
WWE	142.9	121.0	122.5	126.1	117.0	173.1	102.0	141.0	140.2	251.3	175.3	114.3	512.5	533.1	681.1
Corporate	(43.1)	(42.1)	(45.3)	(49.3)	(46.5)	(47.0)	(42.1)	(60.7)	(53.1)	(62.3)	(60.9)	(54.6)	(179.8)	(196.3)	(230.9)
Total TKO								$223.2	$282.2	$420.9	$310.0	$238.1			$1,251.2

(1)
The information herein for the periods prior to October 1, 2023 is for illustrative purposes based on the historical financial information of UFC and WWE.
(2)
Following the business combination, the performance of our segments is evaluated primarily based on Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and the Company defines Adjusted EBITDA as net income, excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger and acquisition costs, certain legal costs, restructuring, severance and impairment charges, and certain other items when applicable. Adjusted EBITDA includes amortization expenses directly related to supporting the operations of the Company's segments, including content production asset amortization.